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                                 Exhibit 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference on this Registration Statement on Form S-8 of Interneuron Pharmaceuticals, Inc. of our report dated December 1, 1999, except as to Note N which is as of December 27, 1999, relating to the consolidated financial statements, which appears in Interneuron Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Boston, Massachusetts
June 29, 2000